BY-LAWS OF

                         MICROTECH MEDICAL SYSTEMS, INC.

                        AMENDMENT 3 - SECTION 13 AMENDED



     Pursuant to Corporate Resolution passed August 15, 1996, the By- Laws of Microtech Medical Systems, Inc., are hereby amended as follows:

     Section 13. Number, Tenure and Qualifications. The number of directors of the corporation shall be five. Each director shall hold office until the next annual or special meeting of shareholders at which a new Board of Directors is elected and until his successor shall have been elected and qualified. Directors need not be residents of Colorado or shareholders of the corporation.

Dated this 15th day of August, 1996.



                         ________________________________________
                         J. ROYCE RENFROW, Corporate Secretary

                                   BY-LAWS OF
                        MICROTECH MEDICAL SYSTEMS, INC.

                        AMENDMENT 2 - SECTION 23 AMENDED



     Pursuant to Corporate Resolution passed June 27, 1996, the By- Laws of Microtech Medical Systems, Inc., are hereby amended as follows:

     Section 23. Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors with respect to the subject matter thereof. Directors or any committee designated by the directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meting can hear each other at the same time. Such participation shall constitute presence in person at the meeting. Any written consent may be signed by the directors on separate counterparts and the facsimile transmission of a director's signature shall be deemed the equivalent of the original signature thus transmitted.

Dated this ________ day of __________________, 1996.



                         ________________________________________
                         J. ROYCE RENFROW, Corporate Secretary